SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 9, 1998


                                BALL CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Indiana
           -----------------------------------------------------------
                 (State or other jurisdiction of incorporation)


             1-7349                                    35-0160610
----------------------------------        --------------------------------------
    (Commission File Number)                (IRS Employer Identification No.)



               345 South High Street, Muncie, Indiana 47305-2326
               (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code:  (765) 747-6100



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                                Ball Corporation
                           Current Report on Form 8-K
                               Dated June 12, 1998



Item 5.  Other Events.

On June 9, 1998, Ball Corporation, an Indiana corporation (the "Company") and Reynolds Metals Company, a Delaware corporation ("Reynolds"), stated that the previously announced agreements by which Ball will purchase substantially all of Reynolds' global beverage can business will not include Reynolds' 34.9 percent interest in Latas de Aluminio S.A. ("Latasa"), a South American beverage can manufacturer. As a result, the purchase price of $820 million in that agreement, which included Latasa, will be reduced to approximately $746 million, of which $50 million may, at the option of Ball, be paid in Ball common stock.

Difficulties in obtaining the third party consents and waivers necessary for the purchase of Latasa in a timely manner resulted in the decision to remove it from the main transaction. Reynolds intends to work with Latasa's other stockholders to agree upon and implement a process that will permit the sale of Reynolds' interest in Latasa in the near future. Ball continues to be interested in acquiring those shares.

Ball now will acquire Reynolds' 14 can plants and two end plants in 12 states and Puerto Rico. As previously reported, the sale does not include Reynolds' can machinery business or its 27.5 percent interest in United Arab Can Co., which operates a can plant in Saudi Arabia. Closing of the transaction remains subject to certain conditions, including completion of financing by Ball, and to regulatory review. Ball and Reynolds have received second requests from the U.S. Justice Department for information relating to the sale. Both companies are in the process of complying with the second requests, and based on the normal time requirements for completing second requests, both expect the transaction to close during the second half of 1998.

The following is filed as an Exhibit to this report.

Exhibit Number 99

Description

Text of Press release disseminated by the Registration on June 9, 1998.

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                                Ball Corporation
                           Current Report on Form 8-K
                               Dated June 12, 1998


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             BALL CORPORATION
                                             (Registrant)



Date:  June 12, 1998                         By:  /s/ A. R. Schlesinger
                                                  ------------------------------
                                                  A. R. Schlesinger
                                                  Vice President and Controller




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                                Ball Corporation
                           Current Report on Form 8-K
                               Dated June 12, 1998

                                  EXHIBIT INDEX


Exhibit  Description

EX-99    Text of a press release disseminated by the registrant on June 9,1998.


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